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                                                                       Exhibit 5
                  [Letterhead of Piper Marbury Rudnick & Wolf]









                                  June 23, 2000




NetCreations, Inc.
379 West Broadway, Suite 202
New York, NY  10012

Ladies and Gentlemen:



         We have acted as counsel to NetCreations, Inc., a New York corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 3,000,000 shares (the "Option Shares") of common stock, par value $0.01 per share (the "Common Stock"), under the NetCreations, Inc. 1999 Stock Option Plan, as amended (the "Stock Option Plan"), and an aggregate of 1,000,000 shares (the "ESPP Shares," together with the Option Shares, the "Shares") of Common Stock under the NetCreations, Inc. 2000 Stock Purchase Plan (the "Stock Purchase Plan," together with the Stock Option Plan, the "Plans"). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and
Item 601(b)(5)(i) of Regulation S-K.

         In this capacity, we have examined the Registration Statement, the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Company, the corporate proceedings taken by the Company in connection with the adoption of the Plans and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein.

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NetCreations, Inc.
June 23, 2000
Page 2



         Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof . The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                           Very truly yours,


                                           /s/ Piper Marbury Rudnick & Wolfe LLP
                                           -------------------------------------

                                           Piper Marbury Rudnick & Wolfe LLP


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